                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT is made as of this 31st day of March, 2003 between Barclays Global Investors Funds ("the Trust"), a Delaware statutory trust on behalf of each series of the Trust now or hereafter identified on Schedule I (each a "Portfolio" and collectively, the "Portfolios"), and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation. Absent written notification to the contrary by either the Trust or the Distributor, each new investment portfolio established in the future shall automatically become a "Portfolio" for all purposes hereunder and shares of each new class established in the future shall automatically become "Shares" for all purposes hereunder as if set forth on Schedule I.

      WHEREAS, the Trust is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act");

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and Distributor hereby agree as follows:

      ARTICLE 1. Sale of Shares. The Trust grants to the Distributor the exclusive right to sell units (the "Shares") of the Portfolios of the Trust at the net asset value per Share, plus any applicable sales charges in accordance with the Portfolios' current prospectuses, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

      ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts in connection with the distribution of Shares of the Trust; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The Distributor shall, at its own expense, finance such activities as it deems reasonable and which are primarily intended to result in the sale of Shares, including, but not limited to, advertising, and compensation of underwriters, dealers and sales personnel. The Distributor may be reimbursed for all or a portion of the expenses described above and/or compensated for services rendered hereunder, to the extent permitted by a distribution plan adopted by the Trust on behalf of a Portfolio pursuant to Rule 12b-1 under the 1940 Act. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares.

      The Distributor shall enter into written agreements with brokers, dealers and other financial institutions and intermediaries, based on such form(s) of selling agreements as may be approved by the Trust's Board of Trustees from time to time. The Distributor also may enter into such selling agreements based on such additional forms of agreement as it deems appropriate, provided that the Distributor determines that the Trust's and the Portfolios' responsibility or liability to any person on account of any acts or statements of any such selling agent under any such selling agreement do not exceed their responsibility or liability under the form(s) approved by the Board of Trustees, and provided further that the Distributor determines that the overall terms of any such selling agreement are not materially less advantageous to the Trust than the overall terms of the form(s) approved by the Board of Trustees. In entering into and performing such agreements, the Distributor shall act as principal and not as agent for the Trust or any Portfolio.

      ARTICLE 3. Authorized Representations. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

      ARTICLE 4. Compliance with Laws. In connection with all matters relating to this Agreement, the Distributor agrees to comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted pursuant to the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal and state laws, rules and regulations. The Distributor further represents and warrants that it (a) has adopted an anti-money laundering compliance program ("AML Program") that satisfies the requirements of all applicable laws and regulations; and (b) will notify the Trust promptly if an inspection by the appropriate regulatory authorities of its AML Program identifies any material deficiency, and will promptly remedy any material deficiency of which it learns.

      ARTICLE 5. Registration of Shares. The Trust agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Trust shall make available to the Distributor such number of copies of its currently effective prospectuses and statements of additional information as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust.

      ARTICLE 6. Compensation. As compensation for providing the services under this Agreement:

      (a)   The Distributor shall receive from the Trust:

            (1) all distribution fees, at the rate and under the terms and conditions set forth in the Trust's distribution plan adopted under Rule 12b-1 ("12b-1 fees") applicable to the appropriate class of shares of each Portfolio, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;

            (2) all front-end sales charges, if any, on purchases of Shares of each Portfolio sold subject to such charges as described in the Trust's Registration Statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge; and

            (3) all contingent deferred sales charges ("CDSCs"), if any, applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Trust's Registration Statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law.

      (b) The Distributor may pay any or all of the 12b-1 fees, front-end sales charges and contingent deferred sales charges which it is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

      (c) The Distributor shall prepare reports for the Board of Trustees of the Trust regarding its activities under this Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of Rule 12b-1 payments received by the Distributor, if any.

      ARTICLE 7. Indemnification of Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statement not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor.

      In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor against any liability to the Trust or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

      The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

      The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

      ARTICLE 8. Indemnification of Trust. The Distributor covenants and agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of
Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising: (i) by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor, or
(ii) by reason of the Distributor's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Distributor's reckless disregard of its obligations and duties under this Agreement.

      In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

      The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

      The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any of the Trusts' Shares.

      ARTICLE 9. Confidentiality. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Portfolios and/or the Trust and its prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when so requested by the Trust or after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities.

      In accordance with Regulation S-P, the Distributor and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Trust or any Portfolio regarding any shareholder; provided, however, that the Distributor and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to the Distributor and its affiliates, or as may be permitted or required by law. The Distributor agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

      ARTICLE 10. Consequential Damages. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

      ARTICLE 11. Effective Date. This Agreement shall be effective upon its execution, and, unless terminated as provided, shall continue in force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or the Trust's distribution plan or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.

      ARTICLE 12. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 45 Fremont Street, San Francisco, California 94105, and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

      ARTICLE 13. Limitation of Liability. A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

      ARTICLE 14. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

      ARTICLE 15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      ARTICLE 16. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      ARTICLE 17. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.


BARCLAYS GLOBAL INVESTORS FUNDS

By: /s/ Lee Kranefuss
    ---------------------------------
Name:  Lee Kranefuss
Title: Chairman, President and Principal Executive Officer



SEI INVESTMENTS DISTRIBUTION CO.

By: /s/ William E. Zitelli
    ---------------------------------
Name:  William E. Zitelli
Title: Vice President

                                   SCHEDULE I

                              PORTFOLIOS AND SHARES
                         -------------------------------
                         ASSET ALLOCATION FUND

                         BOND INDEX FUND

                         INSTITUTIONAL MONEY MARKET FUND
                             Aon Captives Shares
                             Institutional Shares
                             Service Shares

                         LIFEPATH RETIREMENT PORTFOLIO
                             Class I
                             Class R

                         LIFEPATH 2010 PORTFOLIO
                             Class I
                             Class R

                         LIFEPATH 2020 PORTFOLIO
                             Class I
                             Class R

                         LIFEPATH 2030 PORTFOLIO
                             Class I
                             Class R

                         LIFEPATH 2040 PORTFOLIO
                             Class I
                             Class R

                         MONEY MARKET FUND

                         PRIME MONEY MARKET FUND
                             Institutional Shares
                             Service Shares

                         S&P 500 STOCK FUND